Exhibit 99.1

Contango Reports First Quarter Earnings

    HOUSTON--(BUSINESS WIRE)--Nov. 12, 2004--Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended September 30, 2004 of $1.4 million, or $0.11 per basic share and $0.10 per diluted share, compared to a net income attributable to common stock for the three months ended September 30, 2003 of $2.9 million, or $0.31 per basic share and $0.25 per diluted share. Total revenues for the three months ended September 30, 2004 were $6.7 million. Total revenues for the three months ended September 30, 2003 were $8.3 million. EBITDAX for the three months ended September 30, 2004 was $5.0 million, down from EBITDAX for the three months ended September 30, 2003 of $8.0 million.
    Kenneth R. Peak, Contango's chairman and chief executive officer, said, "We anticipate our previously announced $50 million sale of substantially all of our south Texas properties to close prior to year end. We expect that after deducting net production revenues for the months of July through October and federal income taxes attributable to the sale, we will have net proceeds of approximately $34 million. As previously reported, this cash will be used to fund any requirements associated with our 10% interest in our Freeport LNG terminal, plus fund working interests in our offshore and onshore exploration prospects. At this time, we have no debt and an available bank line of $20.4 million. We currently have one offshore well, Eugene Island 113B, being prepared for testing and will spud two south Texas onshore wells in the near future."
    Contango is a Houston-based, independent natural gas and oil company. The Company explores, develops, produces and acquires natural gas and oil properties primarily onshore in the Gulf Coast and offshore in the Gulf of Mexico. Contango also owns a 10% partnership interest in Freeport LNG Development L.P., which is developing a 1.5 billion cubic feet per day LNG terminal in Freeport, Texas, and a 32% interest in Contango Capital Partnership Management, LLC, which was formed to invest in the alternative energy venture capital market with a focus on environmentally preferred energy technologies. Additional information can be found on our Web page at www.contango.com.
    This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.



              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                                                  Three Months Ended
                                                    September 30,
                                               -----------------------
                                                   2004        2003
                                               ----------- -----------
REVENUES:
 Natural gas and oil sales                     $6,672,242  $8,252,504
 Gain from hedging activities                           -      82,242
                                               ----------- -----------
   Total revenues                               6,672,242   8,334,746
                                               ----------- -----------

EXPENSES:
 Operating expenses                               851,862   1,652,229
 Exploration expenses                             810,905   1,356,113
 Depreciation, depletion and amortization       1,729,903   1,793,836
 Impairment of natural gas and oil properties     112,000           -
 General and administrative expense               812,473     377,107
                                               ----------- -----------
   Total expenses                               4,317,143   5,179,285
                                               ----------- -----------

INCOME FROM OPERATIONS                          2,355,099   3,155,461

Interest expense                                  (48,976)   (164,410)
Interest income                                    17,853      14,416
Gain on sale of marketable securities                   -     645,299
Gain (loss) on sale of assets and other           (40,506)  1,054,605
                                               ----------- -----------
INCOME BEFORE INCOME TAXES                      2,283,470   4,705,371

Provision for income taxes                       (800,570) (1,646,880)
                                               ----------- -----------

NET INCOME                                      1,482,900   3,058,491
 Preferred stock dividends                        105,000     150,000
                                               ----------- -----------

NET INCOME ATTRIBUTABLE
 TO COMMON STOCK                               $1,377,900  $2,908,491
                                               =========== ===========

NET INCOME PER SHARE:
 Basic                                              $0.11       $0.31
                                               =========== ===========
 Diluted                                            $0.10       $0.25
                                               =========== ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
 Basic                                         12,867,906   9,298,650
                                               =========== ===========
 Diluted                                       14,580,970  12,425,936
                                               =========== ===========


              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                        SELECTED FINANCIAL DATA

                                                 Three Months Ended
                                                   September 30,
                                             -------------------------
                                                 2004          2003
                                             ------------  -----------
                                             (Dollar amounts in 000s,
Financial Data:                              except per share amounts)
Revenues:
 Natural gas and oil sales                        $6,672       $8,253
 Gain from hedging activities                          -           82
                                             ------------  -----------
   Total revenues                                 $6,672       $8,335

Net income                                        $1,483       $3,058
 Preferred stock dividends                           105          150
                                             ------------  -----------
Net income attributable to common stock           $1,378       $2,908
                                             ============  ===========

Net income per share:
 Basic                                             $0.11        $0.31
 Diluted                                           $0.10        $0.25

Weighted average shares outstanding:
 Basic                                            12,868        9,299
 Diluted                                          14,581       12,426

EBITDAX (1)                                       $4,967       $8,005

Production Data:
Natural gas (million cubic feet)                     979        1,363
Oil and condensate (thousand barrels)                 19           36
Total (million cubic feet equivalent)              1,093        1,579

Natural gas (thousand cubic feet per day)         10,641       14,814
Oil and condensate (barrels per day)                 207          387
Total (thousand cubic feet equivalent per
 day)                                             11,883       17,136

Average sales price:
 Natural gas (per thousand cubic feet)             $5.98        $5.29
 Oil and condensate (per barrel)                  $42.27       $29.23

Selected data per Mcfe:
 Production and severance taxes                   $(0.02)       $0.37
 Lease operating expenses                          $0.80        $0.67
 General and administrative expenses               $0.74        $0.24
 Depreciation, depletion and amortization of
  natural gas and oil properties                   $1.55        $1.12


(1) EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities, and sale of assets and other. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. While we have disclosed our EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

A reconciliation of EBITDAX to income from operations for the periods indicated is presented below.

                                                   Three Months Ended
                                                      September 30,
                                                  --------------------
                                                     2004       2003
                                                  ---------- ---------
                                                         ($000)
 Income from operations                              $2,355    $3,155
 Exploration expenses                                   811     1,356
 Depreciation, depletion and amortization             1,730     1,794
 Impairment of natural gas and oil properties           112         -
 Gain on sale of marketable securities                    -       645
 Gain (loss) on sale of assets and other                (41)    1,055
                                                  ---------- ---------
   EBITDAX                                           $4,967    $8,005
                                                  ========== =========



    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901
             www.contango.com